Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 10th day of February, 2021.

CGP2 Lone Star, L.P.
By: CGP2 Managers, L.L.C.

By:	/s/ Scott A. Dahnke
Name:	Scott A. Dahnke
Title:	Managing Member

CGP2 Zoom Holding, L.P.
By: CGP2 Managers, L.L.C.

By:	/s/ Scott A. Dahnke
Name:	Scott A. Dahnke
Title:	Managing Member

LCGP3 Accelerator, L.P.
By: CGP3 Managers, L.L.C.

By:	/s/ Scott A. Dahnke
Name:	Scott A. Dahnke
Title:	Managing Member

CGP2 Managers, L.L.C.

By:	/s/ Scott A. Dahnke
Name:	Scott A. Dahnke
Title:	Managing Member

CGP3 Managers, L.L.C.

By:	/s/ Scott A. Dahnke
Name:	Scott A. Dahnke
Title:	Managing Member

Scott Arnold Dahnke

/s/ Scott A. Dahnke

James Michael Chu

/s/ J. Michael Chu